Exhibit 99.1

For International Speedway:	For Speedway Motorsports:
Wes Harris Senior Director, Investor Relations (386) 947-6465	Lauri Wilks VP, Communications and General Counsel (704) 455-3239

FOR IMMEDIATE RELEASE

MOTORSPORTS AUTHENTICS COMPLETES MERGER WITH ACTION PERFORMANCE

~International Speedway and Speedway Motorsports Joint Venture

Becomes Leader in Motorsports Licensed Merchandise~

DAYTONA BEACH, Fla. and CHARLOTTE, N.C.; – December 9, 2005 – International Speedway Corporation (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB) (“ISC”) and Speedway Motorsports Incorporated (NYSE: TRK) (“SMI”) today announced their 50/50 joint venture, which conducts business under the name Motorsports Authentics, has completed a merger with Action Performance Companies Inc. (NYSE: ATN) (“Action”). The transaction, first announced on August 30, 2005, was approved by Action’s shareholders on December 1, 2005. The acquisition was structured as a merger of a wholly-owned subsidiary of Motorsports Authentics LLC into Action.

Combined with the September 8, 2005 acquisition of the net assets of Team Caliber, Motorsports Authentics is now the leader in design, promotion, marketing and distribution of motorsports licensed merchandise. Motorsports Authentics has licenses for exclusive and non-exclusive distribution with the top teams competing in NASCAR and other major motorsports series. Its products include a broad range of motorsports-related die-cast replica collectibles, apparel, gifts and other memorabilia, which are marketed through a combination of mass retail, domestic wholesale, trackside, international and collector’s club distribution channels.

“We are pleased to close the Action acquisition and look forward to continuing the initiatives put in place to improve the financial performance of its business,” commented Marcus G. Smith, Executive Vice President of National Sales and Marketing for SMI. “Over the longer term, we believe Action will be better positioned to capitalize on the expanding popularity of NASCAR and other forms of motorsports. We continue to believe it is strategically important for NASCAR racing and other motorsports to have strong, well-run companies designing, marketing and distributing racing merchandise, and the closing of the Action transaction is a significant step in that process.”

MOTORSPORTS AUTHENTICS COMPLETES MERGER WITH ATN	PAGE 2 of 3

Heidrick & Struggles, one of the most highly-respected executive consulting firms in the world, has been hired to assist in the search for a new President to lead Motorsports Authentics and oversee the Action and Team Caliber brands. The Motorsports Authentics Board of Managers has interviewed several very talented individuals and expects to announce the new President within the next several weeks. Until the President is announced, David Riddiford, Action’s Chief Financial Officer, combined with several key business leaders from the ISC/SMI integration team, will oversee the initial transition of Action into Motorsports Authentics under the direction of the Motorsports Authentics Board of Managers.

“Action’s intellectual property rights, combined with those acquired from Team Caliber earlier this year, allow Motorsports Authentics to execute its cohesive long-term motorsports merchandising strategy,” said Lesa France Kennedy, President of ISC. “Motorsports Authentics now has licenses for the leading teams and competitors in NASCAR. It is our goal to ensure that our products are properly marketed through key distribution channels, which will help promote NASCAR racing and other motorsports while creating natural business synergies, particularly during event weekends. Lastly, we welcome Action’s employees to Motorsports Authentics, and look forward to their continued contribution to the success of this joint venture.”

Upon consummation of the merger, Action’s outstanding common stock was cancelled and holders will receive $13 in cash in exchange for each share of Action common stock. As soon as practicable, American Stock Transfer & Trust Company (the paying agent) will send a transmittal letter to each holder of Action common stock. The transmittal letter will have instructions with respect to exchanging Action common stock for the merger consideration. Shareholders may contact American Stock Transfer & Trust Company’s Shareholder Services Department at (877) 248-6417 for more information.

About ISC

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities. The Company owns and/or operates 11 of the nation’s major motorsports entertainment facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; Martinsville Speedway in Virginia; Darlington Raceway in South Carolina; and Watkins Glen International in New York. Other motorsports entertainment facility ownership includes an indirect 37.5% interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

MOTORSPORTS AUTHENTICS COMPLETES MERGER WITH ATN	PAGE 3 of 3

The Company also owns and operates MRN Radio, the nation’s largest independent sports radio network; DAYTONA USA, the “Ultimate Motorsports Attraction” in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name “Americrown.” In addition, the Company has an indirect 50 percent interest in a business called Motorsports Authentics, which markets and distributes motorsports-related merchandise licensed by certain competitors in NASCAR racing. For more information, visit the Company’s Web site at www.iscmotorsports.com.

About SMI

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, Lowe’s Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries and Motorsports Authentics joint venture, and manufactures and distributes smaller-scale, modified racing cars through its 600 Racing subsidiary. The Company also owns Performance Racing Network, which broadcasts syndicated motorsports programming to over 710 radio stations nationwide. For more information, visit the Company’s Website at www.speedwaymotorsports.com.

This press release contains forward-looking statements regarding the parties to the transactions described in this release, including statements regarding Action Performance’s anticipated financial results, the results of its restructuring and the proposed transaction with ISC, SMI and their related entities. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in the parties’ filings with the Securities and Exchange Commission. In addition, the statements regarding the consummation of the transaction discussed in this release are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained, and that the definitive agreement will be terminated prior to closing. In the case of Action Performance, such risks include potential adverse impacts on its results of operations, financial condition and cash flows that may arise from the announcement of the proposed transaction, as well as the potential adverse impact on its ability to attract and retain customers, management and employees. The parties have incurred and will continue to incur significant advisory fees and legal and other expenses relating to the transaction. Although the parties believe that the expectations reflected in such forward-looking statements are reasonable, they cannot give any assurances that these expectations will prove to be correct. The parties disclaim any duty to publicly update or revise any forward-looking statements regarding the matters discussed in this release, whether as a result of new information, future events or otherwise. Action Performance further disclaims any responsibility for forward-looking statements or other statements made in this release concerning the other parties to the proposed transaction, including ISC, SMI and their related entities, and/or to any descriptions contained in this release concerning their proposed joint venture. Information about a party has been provided exclusively by that party or, in the case of Motorsports Authentics, its members.

###